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                                                         EXHIBIT 10



                                 LOAN AGREEMENT

                       DATED _______________________, 1995

                                  BY AND AMONG

                             LASALLE NATIONAL BANK

                                      AND

                                KOSS CORPORATION





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                            LASALLE NATIONAL BANK -
                                KOSS CORPORATION
                                 LOAN AGREEMENT


                                  EXHIBIT LIST

Exhibit 2.3                       Revolving Note

Exhibit 4(E)                      Liens

Exhibit 4(G)                      Litigation

Exhibit 4(I)                      Taxes

Exhibit 4(J)                      Defaults Under Other Agreements

Exhibit 4(M)                      Officers

Exhibit 4(N)                      Insurance

Exhibit 5.1(H)                    Certain Leases

Exhibit 6.1(A)(vi)                Opinion of Counsel

Exhibit 9.18                      Real Property Description
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                                 LOAN AGREEMENT


                 THIS LOAN AGREEMENT (the "Agreement") is made and entered into this ____ day of _________________, 1995, by and among LASALLE NATIONAL BANK, a national banking association (the "Lender"), and KOSS CORPORATION, a Delaware corporation ("Borrower").

                 THE PARTIES HERETO agree as follows:

                           ARTICLE ONE.  DEFINITIONS

                 SECTION 1.1. DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement or any Exhibit hereto, the following terms shall have the following meanings:

                 (A) "AFFILIATE" shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, at least a 5% interest in any other Person, or which is controlled by or is under common control with any other Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through ownership of voting securities, by contract or otherwise.

                 (B) "CODE" shall mean the Internal Revenue Code of 1986, along with the regulations issued pursuant thereto, as amended from time to time.

                 (C) "DOCUMENTS" shall mean this Agreement, the Revolving Note, the Environmental Warranty and any other instruments or documents required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

                 (D) "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, rules, regulations, ordinances, orders and consent decrees relating to environmental matters, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act, the Clean Air Act, and the Superfund Amendments and Reauthorization Act of 1986, and State and Federal Superlien and Environmental Cleanup Programs and Laws.

                 (E) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, along with the regulations issued pursuant thereto, as amended from time to time.

                 (F) "EVENT OF DEFAULT" or "EVENTS OF DEFAULT" shall have the meaning set forth in Section 7.1 of this Agreement.

                 (G) "LIABILITIES" shall mean all liabilities, indebtedness and obligations of Borrower to the Lender, howsoever created, arising or evidenced, whether now existing or
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hereafter arising, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, without limitation, all liabilities, indebtedness and obligations of Borrower to the Lender pursuant to any letter of credit, any standby letter of credit or any of the Documents, and reasonable outside attorneys' and paralegals' fees or charges relating to the preparation of the Documents and the enforcement of Lender's rights, remedies, powers and security interests under this Agreement, including, without limitation, the drafting of any documents in the preparation and enforcement of the Loans.

                 (H) "LOANS" shall mean collectively, the Revolving Loans and each Letter of Credit.

                 (I) "NET WORTH" shall mean the total amount of issued and outstanding capital stock, plus paid in capital and retained earnings, less treasury stock.

                 (J)      "NOTE" shall mean the Revolving Note.

                 (K) "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

                 (L) "PRIME RATE" shall mean, as of the date of any determination, the rate per annum then most recently announced publicly by the Lender as its prime rate of interest in Chicago, Illinois. The Prime Rate is the interest rate charged by the Lender on commercial loans to a substantial number of the Lender's good business customers, but it is not necessarily the Lender's lowest interest rate charged to any customer. The Prime Rate is subject to change by the Lender without notice of any kind.

                 (M) "REVOLVING LOAN" or "REVOLVING LOANS" shall mean the loans being made by the Lender on a revolving basis pursuant to Section 2.1 of this Agreement.

                 (N) "REVOLVING NOTE" shall mean the revolving note given to the Lender by Borrower pursuant to Section 2.3 of this Agreement.

                 (O) "TANGIBLE NET WORTH" shall mean Borrower's Net Worth minus the aggregate amount of any asset that would be treated as an intangible under generally accepted accounting principles.

                 (P) "UCC" shall mean the Uniform Commercial Code as enacted and amended in the State of Illinois.





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                 SECTION 1.2.  OTHER TERMS.  Accounting terms used in this
Agreement that are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles. Terms used in this Agreement that are defined in the UCC, shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

                              ARTICLE TWO.  LOANS

                 SECTION 2.1.  LOAN AMOUNT.

                 (A) Subject to the terms and conditions of this Agreement, on the date upon which all of the terms and conditions of the Documents have been met or fulfilled to the satisfaction of Lender (the "Closing Date"), the Lender agrees to make loans to Borrower on a revolving basis (such loans being herein called individually, a "Revolving Loan," and collectively, the "Revolving Loans") from time to time in such amounts as Borrower may from time to time request up to an aggregate amount outstanding of $8,000,000.00; provided, however, that (i) each borrowing by Borrower hereunder with respect to any Revolving Loan shall be in the aggregate principal amount of at least $10,000.00; (ii) the Lender's commitment to make Revolving Loans shall remain in effect for a period to and including March 15, 1997 (the "Revolver Termination Date"); (iii) notwithstanding any provision herein to the contrary (1) upon the occurrence and continuance of any Event of Default, and in each such event, the Lender may, in its sole discretion, immediately cease to make Revolving Loans; and (2) on the Revolver Termination Date, Borrower shall repay to the Lender all Revolving Loans, plus interest accrued to the date of payment; and (iv) commencing July 1, 1995, for a period of at least 30 consecutive days during each fiscal year of Borrower, the amount of Revolving Loans outstanding shall not exceed $2,000,000.00.

                 (B) The Lender agrees to issue letters of credit (individually, a "Letter of Credit," and collectively, the "Letters of Credit") at the Borrower's request on a revolving basis from time to time; provided, however, (a) in no event shall total amount of Letters of Credit and Revolving Loans issued and outstanding exceed $8,000,000.00; (b) all Letters of Credit shall expire prior to March 15, 1997; (c) Borrower shall immediately pay to Lender an amount equal to all amounts drawn on a Letter of Credit, without notice or demand by Lender, on the day such draw is paid by Lender; (d) all Letters of Credit shall be in form and substance and in favor of beneficiaries satisfactory to Lender; (e) no Letter of Credit shall be issued until Borrower executes a properly completed application and agreement for such Letter of Credit, in form satisfactory to Lender; (f) Borrower shall pay a nonrefundable fee to Lender for each Letter of Credit issued in accordance with Lender's then current fee schedule; and (g) no Letters of Credit shall be issued upon the occurrence and continuance of any Event of Default. Interest on any amount owed by Borrower to Lender pursuant to this Section 2.1(B) shall be paid upon demand, and shall accrue at the Prime Rate. Upon the occurrence and continuance of an Event of Default, interest shall accrue and be payable of the Prime Rate plus 2%.





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                 SECTION 2.2.  USE OF LOAN PROCEEDS.  The proceeds of any
borrowing by Borrower pursuant to the Loans shall be used by Borrower solely for working capital purposes and for importing products.

                 SECTION 2.3. REVOLVING NOTE. The Revolving Loans shall be evidenced by a promissory note (herein called the "Revolving Note") in the form attached hereto, and made a part hereof, as Exhibit 2.3, dated the date first above written, payable to the order of the Lender, in the principal amount of $8,000,000.00. The date and amount of each Revolving Loan made by the Lender and of each repayment of principal thereon received by the Lender shall be recorded by the Lender in the records of the Lender and the aggregate unpaid principal amount shown on such records shall be rebuttable, presumptive evidence of the principal owing and unpaid on such Revolving Note. The failure to record any such amount on such records shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Note to repay the principal amount of the Revolving Loans together with all interest accruing thereon. The unpaid principal amount from time to time outstanding on the Revolving Note shall, at Borrower's choice, bear interest at either: (a) the Prime Rate, adjusted as of each change of the Prime Rate (each Revolving Loan bearing interest at such rate a "Prime Rate Loan"); or (b) provided that an Event of Default has not occurred and is not continuing, a rate per annum that shall be 225 basis points in excess of the per annum rate of interest at which U.S. dollar deposits of an amount comparable to the amount of the Revolving Loan and for a period equal to the relevant Interest Period (as hereinafter defined) are offered generally to Lender (rounded upward if necessary, to the nearest 1/16 of 1.0%) in the London Interbank Eurodollar market at 10:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period ("LIBOR" and each Revolving Loan bearing interest at such rate a "LIBOR Loan"), such rate to remain fixed for such Interest Period. "Interest Period" shall mean one-month, two-month or three-month periods as selected from time to time by the Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than two Business Days prior to the first day of each respective Interest Period commencing on the date hereof; provided that: (i) each such Interest Period may be continued upon its expiration by Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than two Business Days prior to the expiration thereof, which notice shall specify that such Interest Period shall continue for a one-month, two month or three month period; (ii) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date hereof; (iii) if for any reason the Borrower shall fail to select time a period, then interest on such LIBOR Loan shall accrue and be payable at the Prime Rate; and (iv) each such LIBOR Loan shall be in an amount of at least $1,000,000.00, and shall be in $100,000.00 increments. "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in London, England, and Chicago, Illinois, are required or permitted by law to close.

                 The Lender's determination of LIBOR as provided above shall be conclusive, absent manifest error. Further, if Lender determines in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest





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Period that:  (a) U.S. dollar deposits of sufficient amount and maturity for funding the Revolving Loan are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business; or (b) by reason of circumstances that affect the London Interbank Eurodollar market, adequate and fair means do not exist to ascertain the rate of interest to be applicable to the Revolving Loan, Lender may, at its sole and absolute option, promptly notify the Borrower that interest on the Revolving Loan shall be determined using the Prime Rate.

                 If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending office (a "Regulatory Change"), shall, in the opinion of counsel to Lender, make it unlawful for the Lender to make or maintain the Revolving Loan evidenced hereby, then Lender may, at its sole and absolute option, promptly notify the Borrower that interest on the Revolving Loan shall be determined using the Prime Rate. If, for any reason, the Revolving Loan is paid prior to the last Business Day of any Interest Period, the Borrower agrees to indemnify Lender against any loss, including any loss on redeployment of the funds repaid, cost or expense incurred by Lender as a result of such prepayment. If any Regulatory Change, whether or not having the force of law, shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (b) subject Lender or the Revolving Loan to any tax, duty, charge, stamp tax, or fee or change the basis of taxation of payments to Lender of principal or interest due from the Borrower to the Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (c) impose on the Lender any other condition regarding the Revolving Loan or the Lender's funding thereof, and the Lender shall determine (which determination shall be conclusive absent manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the Revolving Loan or to reduce the amount of principal and interest received by the Lender hereunder, then the Borrower shall pay to the Lender, on demand, such additional amounts as the Lender shall, from time to time, determine are sufficient to compensate and indemnify the Lender for such increased costs or reduced amount.

                 Notwithstanding any provision in this Section 2.3 to the contrary, upon the occurrence and continuance of an Event of Default, the Revolving Note shall bear interest at a rate 2% in excess of the rate on LIBOR Loans. The accrued interest on (i) Prime Rate Loans shall be payable monthly on the first day of each month commencing with the first day of the month while such Prime Rate Loan is outstanding; and (ii) LIBOR Loans shall be payable the last day of the Interest Period applicable thereto.

                 SECTION 2.4. OPTIONAL PREPAYMENT. Borrower may from time to time, prepay the Note in whole or in any part. Prepayments of LIBOR Loans shall be made only with payment of a penalty.





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

                 ARTICLE THREE.  NEGATIVE PLEDGE AND CONVEYANCE

                 Without Lender's prior written consent, Borrower agrees that it will neither (a) sell, transfer, convey, assign, hypothecate or dispose, whether by gift or otherwise, unless such is made on an arm's length basis for fair market value; nor (b) create or permit to exist any mortgage, pledge, title retention lien, or any other lien, encumbrance or security interest, in and to its assets, except as provided in Article 4(E) and Section 5.1(E) hereof, whether such assets are now owned or existing, or hereafter existing or acquired.

                 ARTICLE FOUR.  REPRESENTATIONS AND WARRANTIES

                 Borrower represents and warrants to the Lender that as of the date hereof:

                 (A) ORGANIZATION, ETC. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing or has applied for qualification as foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, the failure to so qualify would have a material adverse effect upon Borrower's financial condition.

                 (B) AUTHORIZATION; NO CONFLICT. The execution and delivery of the Documents are all within its corporate powers and have been duly authorized by all necessary action. Borrower has, or by the time of the execution and delivery of the Documents shall have, received all necessary governmental or regulatory approval for the execution and delivery of the Documents (if any shall be required), and said execution and delivery does not and will not contravene or conflict with any provision of (i) law, rule, regulation or ordinance; (ii) its articles of incorporation or by-laws; or
(iii) any agreement binding upon it or any of its properties, as the case may be.

                 (C) VALIDITY AND BINDING NATURE. The Documents are the legal, valid and binding obligations of it, enforceable against it, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and except as the availability of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                 (D) TITLE TO ASSETS. Except as set forth in Section (E) of this Article Four, it has good and marketable title to all its assets free and clear of all: (i) liens, encumbrances, security interests or mortgages;
(ii) zoning, building, fire, health or environmental code violations of any governmental authority that have been finally determined and that are material to Borrower's financial condition; and (iii) violations of any covenants, conditions or restrictions of record that have been finally determined and that are material to Borrower's financial condition.


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                 (E)      LIENS.  None of its assets are subject to any
mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except: (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established; (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and for which adequate reserves have been established, but not involving any deposits, advances or borrowed money or the deferred purchase price of property or services; (iii) liens specifically permitted pursuant to this Agreement; and (iv) to the extent set forth in Exhibit 4(E) attached hereto and made a part hereof, which Exhibit shall be prepared by Borrower in good faith to the best of its knowledge and belief.

                 (F) FINANCIAL STATEMENTS. Its financial statement dated June 30, 1994, and for the fiscal year then ended, and unaudited and unreviewed financial statement dated December 31, 1994 (the "Last Statement Date"), and for the fiscal period then ended, copies of which have been previously delivered to Lender, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and fairly present its consolidated financial condition on such dates and the results of its operations for the periods then ended, and since the Last Statement Date there has been no material adverse change in such financial condition or operations.

                 (G) LITIGATION. No litigation (including, without limitation, derivative actions), arbitration proceedings, administrative proceedings or governmental proceedings are pending or threatened against it which would, if adversely determined, materially and adversely affect its financial condition or continued operations, except: (i) for litigation for which it is fully insured against any loss; and (ii) as set forth on Exhibit
(G) attached hereto and made a part hereof, including estimates of the dollar amounts involved, which Exhibit shall be prepared by Borrower in good faith to the best of its knowledge and belief.

                 (H) NO VIOLATIONS OF LAWS. To the best of Borrower's knowledge and belief, it is not in material violation of any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body, and it has not received any notice, letter or other communication that concerns such.

                 (I) TAXES. Except as set forth on Exhibit 4(I) attached hereto and made a part hereof, Borrower has paid when due all taxes except as contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of Borrower's officers), have been established with respect thereto.

                 (J) NO DEFAULT OR EVENT OF DEFAULT. To the best of Borrower's knowledge and belief, and except as described on Exhibit 4(J) attached hereto, there exists no event or condition under any mortgage, indenture, lease, contract, agreement, instrument, judgment, decree or order to which it is a party or may be subject, or by which it or any of its properties may be bound, which constitutes a material default or an Event of Default





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thereunder, or will, with the passage of time, constitute a material default or event of default thereunder, which has any reasonable likelihood of resulting in an adverse change in its business, assets, operations, properties, prospects or condition, financial or otherwise.

                 (K) FEDERAL LAWS AND REGULATIONS. It is not (i) an "investment company" or a company "controlled", whether directly or indirectly, by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

                 (L) FISCAL YEAR. Its fiscal year ends on June 30 of each year.

                 (M) OFFICERS OF BORROWER. Each Person listed on Exhibit 4(M), attached hereto and made a part hereof, holds the respective office or offices in it set forth next to his or her name on such Exhibit.

                 (N) INSURANCE. Exhibit 4(N), attached hereto and made a part hereof, sets forth all of Borrower's property and casualty insurance policies. Exhibit 4(N) includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage and the annual premium(s).

                 (O) SOLVENCY. Borrower is now and, after giving effect to the Loans to be made hereunder, and the pledges to be made pursuant to the Documents will be, solvent in that it: (i) owns property whose fair saleable value is greater than the amounts required to pay all of its debts, liabilities, and obligations, including contingent debts; (ii) is able to pay all of its indebtedness as such indebtedness matures; and (iii) has sufficient capital to carry on its business and transactions and all business and transactions in which it is about to engage.

                            ARTICLE FIVE.  COVENANTS

                 SECTION 5.1. BORROWER. Until all the Liabilities are paid in full, or unless otherwise agreed to by Lender in writing, Borrower covenants and agrees that:

                 (A) FINANCIAL STATEMENTS AND CERTIFICATES. It will furnish to the Lender: (i) within 90 days after the close of each its fiscal years, a copy of its annual audited report prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles, duly reviewed by certified public accountants of recognized standing selected by it and approved by the Lender, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such





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annual review report by such accountants, they have not become aware of any
Event of Default that has occurred and is continuing, or if they have become aware of any such event, describing it and the steps, if any taken or being taken to cure it; (ii) within 30 days after the close of each calendar month, a copy of its unaudited internal financial statements on a consolidated and consolidating basis, as well as a calculation of the financial covenants to be maintained by Borrower hereunder; (iii) monthly, a certificate signed by an officer of the Borrower certifying that except as described therein, (1) no Event of Default has occurred and is continuing, (2) no litigation, arbitration proceeding or governmental or regulatory proceeding has been instituted or adversely determined, or is threatened which is materially adverse to it on a consolidated basis, all as of the date of such certificate, and (3) that Borrower is in compliance with the terms of the Loan Agreement; (iv) copies of all publicly released or filed statements or documents including, without limitation, 10-K reports, 10-Q reports, press releases and financial statements; (v) annual business plan including forecast and projections; and
(vi) such other information as the Lender from time to time reasonably requests.

                 (B) BOOKS, RECORDS AND INSPECTIONS. It will: (i) maintain complete and accurate books and records; (ii) permit reasonable access by the Lender to its books and records; and (iii) permit the Lender, upon reasonable notice, to inspect its properties, whether real or personal, and operations.

                 (C) INSURANCE. It will maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated, and as are reasonably acceptable to Lender.

                 (D) TAXES AND LIABILITIES. It will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established.

                 (E) LIENS. It will not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired, except:
(i) liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established; (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established and not involving any advances or borrowed money or the deferred purchase price of property or services; and (iii) those described in Section 4(E) of this Agreement.

                 (F) GUARANTIES, LOANS OR ADVANCES. (i) Except for transactions with Affiliates that are effected upon reasonable terms and conditions, it will not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods, services, or to supply or advance





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

any funds, assets, goods or services or otherwise) with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, and except for intercompany transactions that are reflected on Borrower's financial statements from time to time. (ii) Except for transactions with non-Affiliates that are made for reasonably equivalent value, Borrower will not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods, services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking of any other non-Affiliates, or make or permit to exist any loans or advances to any other non-Affiliates, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

                 (G) MERGERS, CONSOLIDATIONS AND SALES. It will not sell, transfer, convey or lease all or any material part of its assets, or sell or assign, with or without recourse, any accounts receivable, except with the prior written consent of the Lender; provided, however, the terms of this
Section 5.1(G) shall not apply to Borrower's license of its tradenames, trademarks and/or patents.

                 (H) SELF-DEALING. It will not purchase, acquire or lease any property from, or sell, transfer or lease any property to: (a) any Affiliate; (b) any officer, director or shareholder of it or any Affiliate; or
(c) any member of the immediate family of any of the foregoing, except: (i) on terms reasonably comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties; (ii) for existing leases described on Exhibit 5.1(H), attached hereto and made a part hereof; and (iii) for the purchase of land adjacent to the Property (as hereinafter defined) from any officer, director or shareholder of it, provided such purchase is on terms reasonably comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties.

                 (I) VIOLATION OF LAW. Borrower will use its best efforts comply in all material respects with all laws, statutes, ordinances, rules, regulations, judgments, decrees, orders, writs or injunctions of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body, including, without limitation, Environmental Laws, and maintain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, if such violation or failure to obtain would materially and adversely effect its business, profits, properties or financial condition.

                 (J) UNCONDITIONAL PURCHASE OBLIGATIONS. It will neither enter into nor be a party to any contract for the purchase of materials, supplies or other property or services in excess of $100,000.00, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

                 (K) MAINTENANCE OF BUSINESS. It will preserve its corporate existences in the jurisdictions of establishment as may be required by law, and will provide written notice to Lender of material changes in its business operations.

                 (L) USE OF PROCEEDS. It will not permit any proceeds of the Loans to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

                 (M) GOOD TITLE. It will shall at all times maintain good and marketable title to all of its assets.

                 (N) OFFICERS OF BORROWER. Borrower shall provide written notice to Lender of changes in its officers from those listed on Exhibit 4(M).

                 (O) CERTIFICATION. All reports, certificates, schedules, notices and financial information submitted by it to the Lender pursuant to this Agreement shall be certified as materially correct by a proper accounting officer of it.

                 (P) MATERIAL ADVERSE CHANGE. It shall give the Lender prompt written notice of any event, occurrence or other matter which has resulted or may (in its reasonable judgment) result in a material adverse change in its financial condition or business operations.

                 (Q) NO DEFAULT OR EVENT OF DEFAULT. Except as described on Exhibit 4(K) attached hereto, it shall not permit to exist any event or condition under any mortgage, indenture, lease, contract, agreement, instrument, judgment, decree or order to which it is a party or may be subject, or by which it or any of its properties may be bound, which constitutes a material default or an event of default thereunder, or will, with the passage of time, constitute a material default or event of default thereunder, and which Borrower reasonably believes will result in a material adverse change in its business, assets, operations, properties, prospects or financial condition.

                 (R) MAXIMUM LEVERAGE. Borrower, on a consolidated basis, shall not cause, suffer or permit the ratio of (i) its liabilities, to (ii) its Tangible Net Worth, to be greater than 1.50 to 1.0.

                 (S) TANGIBLE NET WORTH. Borrower, on a consolidated basis, shall not cause, suffer or permit its Tangible Net Worth (including adjustments for transactions with Affiliates) to be less than $10,000,000.00 at any time.

                 (T) MINIMUM FIXED CHARGE COVERAGE. Borrower, on a consolidated basis, shall not cause, suffer or permit the ratio of (i) its earnings from operations before interest, income taxes, depreciation, amortization, other non-cash charges and disability payments to

John C. Koss, to (ii) interest expense on all its liabilities, indebtedness and obligations, to be less than 2.10 to 1.0.

                 (U) CURRENT RATIO. Borrower, on a consolidated basis, shall not cause, suffer or permit the ratio of (i) its current assets (cash on hand, cash equivalents, marketable equity securities, accounts receivable, less an allowance for doubtful accounts, and inventory, valued at the lower of cost or market, calculated on a first in/first out basis in accordance with generally accepted accounting principles consistently applied, to (ii) its current liabilities (all liabilities payable within one year, including the portion of long term liabilities to be paid within one year, as determined in accordance with generally accepted accounting principles consistently applied, and, without duplication, the total outstanding amount of the Loan, to be less than 2.50 to 1.0.

                 (V) COMMITMENT FEE. Borrower shall pay to Lender a $20,000.00 nonrefundable fee each year. Such fee shall be prorated for any partial year that the Loans are outstanding.

                       ARTICLE SIX.  CONDITIONS PRECEDENT

                 SECTION 6.1. CONDITIONS PRECEDENT TO THE LOANS. Lender's obligation to make the Loans, including, without limitation, its obligation to make the Revolving Loans and issue Letters of Credit from time to time, are subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of each and every such extension of credit:

                 (A) DELIVERY OF DOCUMENTS. Lender shall have received each of the following, in form and substance satisfactory to Lender and its counsel:

                          (i) Certified copies of all corporate actions taken and consents made by Borrower to authorize the obtaining of credit by Borrower pursuant to this Agreement, the Revolving Loans, the Letters of Credit and the transactions otherwise provided for or contemplated under this Agreement and the execution and delivery of, and performance in accordance with the respective terms of, the Documents;

                          (ii) Certificates of the Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Documents, together with a sample of the true signature of each such officer. Lender may conclusively rely on such certificates until formally advised by a like certificate of any changes therein;

                          (iii) Certificates of insurance and loss payable clauses covering Borrower's assets that meet the requirements of this Agreement;

                          (iv)    The Revolving Note duly executed;

                          (v) Certified copies of all documents evidencing any and all required consents and governmental or regulatory approvals, if any, with respect to the Documents;

                          (vi) The executed opinion of counsel of the law firm of Whyte, Hirschboeck Dudek S.C., counsel to Borrower, addressed to the Lender and dated the date of this Agreement in the form attached hereto, and made a part hereof, as Exhibit 6.1(A)(vi);

                          (vii)   Certified copies of the Articles of
         Incorporation or Charter and By-laws of Borrower, as restated or amended as to the date of this Agreement;

                          (viii) Certificates of good standing for Borrower from the appropriate governmental authority in the jurisdiction of its incorporation, in the principal places in which Borrower conducts business; and

                          (ix) Such other instruments or documents as the Lender may reasonably request.

                 (B) NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing, may occur with the giving of notice, the passage of time, or both, or shall result from the making of any Loan;

                 (C) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article Four of this Agreement shall be true and correct as of the making of any Loan, with the same effect as though made on such dates.

                       ARTICLE SEVEN.  EVENTS OF DEFAULT

                 SECTION 7.1. EVENTS OF DEFAULT. Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

                 (A) Borrower shall default in the payment when due of any amount due and owing by Borrower to Lender under the Revolving Note or Letters of Credit; or

                 (B) Except for and other than the Event of Default set forth in Section 7.1(A) of this Agreement, Borrower shall default in the payment of any other amount owing by Borrower to Lender pursuant to the Documents or pursuant to any other agreement, note, instrument or guarantee between Borrower and Lender, and said default shall continue unremedied for five days after written notice thereof from Lender to Borrower; or

                 (C) Any representation or warranty made by Borrower contained in the Documents shall at any time prove to have been incorrect in any material respect when made, and which continues for five days after notice thereof has been received by Borrower; or

                 (D) Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under the Documents (not constituting an Event of Default under any other clause of this Section 7.1 of this Agreement) and such default shall continue unremedied for five days after written notice thereof from Lender to Borrower shall have been received by Borrower; or

                 (E) Either: (i) the Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower, or Borrower makes an assignment for the benefit of creditors; provided, however, that no Event of Default shall exist pursuant to this Subsection E, Clause (i) due to an involuntary bankruptcy case, proceeding or petition filed against Borrower unless such involuntary case, proceeding or petition shall not have been dismissed or withdrawn within 60 days after the date of such involuntary filing; or (ii) corporate or other action shall be taken by Borrower for the purpose of effectuating any of the foregoing; or

                 (F) If notice is given that Borrower's assets are subject to levy, attachment, seizure or confiscation; or

                 (G) There shall occur any uninsured loss, theft, damage to or destruction of Borrower's assets in excess of $250,000.00; provided, however, that the deductible amount on any insurance policy currently in effect on such assets shall not be considered an uninsured loss pursuant to this Subsection G; or

                 (H) Borrower shall be dissolved, whether voluntarily or involuntarily, and Borrower has not taken all actions required to become reinstated; or

                 (I) Subject to any applicable cure period, (i) for amounts in excess of $100,000.00 in the aggregate, an event of default or events of default (howsoever designated) as defined in any note, security agreement, mortgage, indenture, loan agreement, agreement, document or instrument pursuant to which there may be issued, secured or evidenced any indebtedness for money borrowed by Borrower, whether such indebtedness now exists or shall hereafter be created, shall occur; (ii) any event shall occur which would permit such indebtedness to be declared due and payable prior to its date of maturing or due dates; or (iii) Borrower shall default in the payment when due of any principal of or interest on any indebtedness for money borrowed or guaranteed by Borrower; or (iv) Borrower shall default in the payment when due, or in the performance or observance of, any material obligation of, or material condition agreed to by, Borrower with respect to any purchase or lease of any real or personal property or services, or the purchase of stock or other interest in any Person; or

                 (J) There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly effects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any governmental license or permit now held or hereafter acquired by Borrower which is necessary for the continued or lawful operation of its business (and which has not been reinstated within 90 days of such loss or revocation); or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

                            ARTICLE EIGHT.  REMEDIES

                 SECTION 8.1. REMEDIES UPON DEFAULT. In addition to Lender's rights under applicable law, upon the occurrence and continuance of any Event of Default, and the expiration of any applicable cure period, and in every such event:

                 (A) Notwithstanding anything to the contrary in the Documents, the Lender may, in its sole and arbitrary discretion, declare the principal of and interest on the Revolving Loans and the Revolving Note, and all other amounts owed under the Documents, to be forthwith due and payable (and Letters of Credit to be cancelled) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and

                 (B) Lender may require Borrower to make its assets and the records pertaining thereto, available to Lender for inspection and audit by Lender at their then current location.

                 SECTION 8.2. REMEDIES ARE SEVERABLE AND CUMULATIVE. All provisions contained herein pertaining to any remedy of the Lender shall be and are severable and cumulative. Any notification required pursuant to this Article Eight or under applicable law shall be reasonably and properly given to Borrower at the address and by any of the methods of giving such notice as set forth in Section 9.3 of this Agreement, at least 5 days before taking any action.

                          ARTICLE NINE.  MISCELLANEOUS

                 SECTION 9.1. NO WAIVER; MODIFICATIONS IN WRITING. Any failure or delay on the part of the Lender in exercising any right, power or remedy pursuant to the Documents shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of or to any provision of the Documents, nor any consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender. Any waiver of any provision of the Documents and any consent to any departure by Borrower from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

                 SECTION 9.2. SET-OFF. The Lender shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities in such order of application as the Lender may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Borrower which is in transit to or in the possession, custody or control of the Lender, or any agent or bailee of the Lender.

                 SECTION 9.3. NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing personally delivered or sent by First Class Mail, postage prepaid, or by facsimile machine, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent by facsimile machine or three days after such notice is sent by mail to the intended recipient thereof in accordance with the provisions of this Section 9.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3 of this Agreement, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

         If to Borrower:                     Koss Corporation
                                             4129 N. Port Washington Ave.
                                             Milwaukee, Wisconsin  53212
                                             Attention:  Sujata Sachdeva
                                             Phone:  (414) 964-5000
                                             Fax No.:  (414) 964-8615

         With copies to:                     Richard W. Silverthorn, Esq.
                                             Whyte, Hirschboeck Dudek S.C.
                                             111 East Wisconsin Ave., Suite 2100
                                             Milwaukee, Wisconsin  53202
                                             Phone:  (414) 273-2100
                                             Fax No.:  (414) 273-5000

         If to the Lender:                   LaSalle National Bank
                                             120 South LaSalle Street
                                             Chicago, Illinois 60603
                                             Attention:  Thomas J. Bieke
                                             Phone:  (312) 904-7621
                                             Fax No.:  (312) 904-6242

         With a copy to:                      Robert M. Mintz, Esq.
                                              Fox and Grove, Chartered
                                              311 South Wacker Drive, Suite 6200
                                              Chicago, Illinois  60606
                                              Phone:  312/876-0500
                                              Fax No.:  312/362-0700

                 SECTION 9.4. COSTS, EXPENSES AND TAXES. Borrower agrees that its primary banking relationship and accounts shall be with Lender and that Borrower shall be liable for all fees, costs, and expenses customarily charged by Lender in connection with such relationship and accounts. Borrower may maintain such other accounts as it deems necessary. Borrower agrees to pay all fees plus out-of-pocket expenses of the Lender (including, without limitation, field audit expenses and costs of outside consultants, appraisers, counsel and paralegals to the Lender) in connection with the preparation, administration and enforcement of the Documents and the administration and enforcement of the Loans. In addition, Borrower shall pay any and all stamp, transfer and other taxes payable or determined to be payable in connection with the execution and delivery of the Documents and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any action, suit or proceeding arising from any of the foregoing is brought against the Lender, Borrower, to the extent and in the manner directed by the Lender, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Borrower. The obligations of Borrower under this
Section 9.4 shall survive the termination of this Agreement and the discharge of the other obligations of Borrower under the Documents.

                 SECTION 9.5. COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with those at the time in effect.

                 SECTION 9.6. FURTHER ASSURANCES. Borrower agrees to do such further acts and things and to execute and deliver to the Lender such additional agreements, documents and instruments as the Lender may reasonably require or deem advisable to carry into effect the purposes of the Documents, or to better assure and confirm unto the Lender its rights, powers and remedies under the Documents.

                 SECTION 9.7. COUNTERPARTS. This Agreement executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together shall constitute but one and the same agreement.

                 SECTION 9.8. BINDING EFFECTS; ASSIGNMENTS. This Agreement shall be binding upon, and inure to the benefit of Borrower and its successors and assigns. Borrower shall not assign any of its rights nor delegate any of its obligations under this Agreement without the prior written consent of the Lender and no such consent by the Lender shall, in any event, relieve Borrower of any of its obligations under this Agreement. Lender may assign its rights hereunder.

                 SECTION 9.9. HEADINGS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

                 SECTION 9.10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior agreements and understandings, whether oral or written, related to the subject matter of the Agreement.

                 SECTION 9.11. GOVERNING LAW. This Agreement shall be deemed to be a contract made under and for all purposes shall be construed in accordance with the internal laws, and not the choice of laws, of the State of Illinois.

                 SECTION 9.12. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                 SECTION 9.13. CONFLICT. In the event of any conflict between this Agreement and any other instrument, document or agreement, including, but not limited to, the Note, the Environmental Warranty, or any other instrument or document required or contemplated hereunder or thereunder, the terms and provisions of this Agreement shall govern and control.

                 SECTION 9.14. JURISDICTION; WAIVERS. BORROWER ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDER IN PARTIAL CONSIDERATION OF LENDER'S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. BORROWER CONSENTS TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN THE COUNTY OF COOK FOR SUCH PURPOSES AND THEY WAIVE ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE. LENDER AND BORROWER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER

WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOANS, THE DOCUMENTS OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

                 SECTION 9.15. CAPITAL ADEQUACY INDEMNIFICATION. If Lender shall determine at any time after the date hereof that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then the Borrower shall pay to Lender upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement or under the Note, as will compensate Lender for such reduction. Determinations by Lender for purposes of this Section 9.15 of the additional amount or amounts required to compensate lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods. Lender represents that as of the date of this Agreement it is not aware of any claim it may have under this Section 9.15.

                 SECTION 9.16. APPLICATION OF PAYMENTS. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by lender on account of any obligations owed by Borrower to Lender and Borrower agrees that Lender shall have the right to apply the proceeds of payments received by Lender to the obligations in any order or manner as Lender may deem advisable, including, without limitation, the continuing exclusive right to apply and reapply such proceeds and payments in any order or manner as lender may deem advisable.

                 SECTION 9.17. INDEMNIFICATION. Except for any Indemnified Liabilities (as hereinafter defined) resulting from, arising out of, or relating to Lender's acts or omissions, and in consideration of the execution and delivery of the Documents by Lender and agreement of Lender to make the Loans hereunder, Borrower hereby agrees to indemnify, exonerate and hold Lender and each of its officers, directors, employees, attorneys and agents (collectively, the "Bank Parties"), free and harmless from any against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Bank Parties, or any of them, as a result of, or arising out of, or relating to: (a) any transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of any Revolving Loan; (b) the execution and delivery of the Documents by Borrower; (c) Borrower's possession, use, operation or control of any of its assets. If and to the extent that the foregoing undertakings may be unenforceable for any reason, Borrower jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations of Borrower under this Section 9.17 shall survive any termination of this Agreement.

                 SECTION 9.18. ENVIRONMENTAL WARRANTY AND INDEMNITY. Borrower hereby represents and warrants to Lender that it, occupies the property(ies) more fully described on Exhibit 9.18 attached hereto and made a part hereof (the "Property"). Borrower hereby represents and warrants to Lender that to Borrower's knowledge, no hazardous or toxic substances, within the meaning of any applicable statute or regulation, whether federal, state or local, are presently stored or otherwise located on the Property in violation of Environmental Laws; provided, however, Borrower is aware of the presence of asbestos around certain plumbing fixtures, and of the presence of an empty underground storage tank located on the Property. Borrower covenants and agrees with Lender that while any Liabilities are outstanding, all toxic substances within the definition of Environmental Laws, which may be used by any person for any purpose upon the Property, shall be used or stored thereon in accordance with all laws, regulations, and requirements for such storage promulgated by any governmental authority, and that the Property will not be used for the principal purpose of storing such substances.

                 Borrower hereby agrees to give Lender immediate notice of any violation or suspected violation of any federal, state, or local statute, rule, or regulation dealing with the presence or suspected presence of any hazardous, toxic, or environmentally dangerous substances or condition affecting the Property. Borrower hereby unconditionally gives Lender the right, but not the obligation, and Lender does not so obligate itself, to undertake to contain and clean up releases of hazardous substances on the Property before the costs of doing so exceeds the value of the Property. Upon the written request of Lender to Borrower, Lender, its attorneys, employees, agents or other persons or entities designated by Lender, shall, from time to time and at any time, be allowed to enter upon the Property and conduct environmental examinations and environmental audits of the Property, all in form, manner and type as Lender may then require in its sole discretion. Borrower shall fully cooperate and make the Property, all improvements on the Property and the land which is the subject of the Property available to Lender at such times as Lender may request in order to conduct such environmental examinations and environmental audits.

                 Borrower hereby indemnifies and saves Lender harmless of and from any and all loss, costs (including reasonable attorneys' fees), liability and damage whatsoever incurred by Lender, by reason of any violation by Borrower of any applicable statute, rule or regulation for the protection of the environment which occurs upon the Property or any adjacent parcels of real estate that affect the Property or by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation; provided however, that to the extent Lender is strictly liable under any such statute, Borrower's obligation to Lender under this indemnity shall likewise be without regard to fault on the part of the undersigned with respect to the violation of law which results in liability to the Lender. Borrower further agrees that this indemnity and the representations and warranties contained herein shall continue and remain in full force and effect beyond the term of the Liabilities and shall be terminated only when there is no further obligation of any kind whether in law or equity or otherwise of Lender in connection with any such environmental clean-up costs, environmental liens, or environmental matters involving the Property.

                 SECTION 9.19. PRIOR LOAN DOCUMENTS. This Loan Agreement and all of the documents and agreements related hereto, supersede and replace the Loan Agreement between Lender and Borrower dated June 25, 1992, as amended, and all documents and instruments related thereto, which are hereafter null and void and of no further force and effect.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered at Chicago, Illinois, as of the date first above written.

BORROWER:                         KOSS CORPORATION


                                  By:_____________________________________


                                  Title:__________________________________




ATTEST:                           By:_____________________________________


                                  Title:__________________________________




LENDER:                           LASALLE NATIONAL BANK


                                  By:_____________________________________


                                  Title:__________________________________

                                 REVOLVING NOTE


$8,000,000.00                                        ____________________, 1995
                                                              Chicago, Illinois


                 FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of LaSalle National Bank, a national banking association, or its assigns (the "Lender"), the principal sum of $8,000,000.00, as set forth in
Section 2.1 of that certain Loan Agreement dated the date hereof by and among Lender and the undersigned (the "Loan Agreement"), on March 15, 1997, or such earlier date as set forth in the Loan Agreement. The undersigned may borrow, repay and reborrow hereunder in accordance with the provisions of the Loan Agreement.

                 The undersigned further promises to pay to the order of Lender, interest on the aggregate unpaid principal amount outstanding hereunder from time to time from the date hereof until paid in full, at the rate per annum which shall be determined in accordance with the Loan Agreement. Accrued interest shall be payable as provided in the Loan Agreement. The undersigned may from time to time prepay this Note in whole or in part. Prepayments of LIBOR Loans shall be made only with payment of a penalty.

                 The undersigned hereby waives presentment, demand, notice of dishonor and protest.

                 Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement. This Note is the Revolving Note referred to in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified. The terms and provisions of the Loan Agreement are incorporated in their entirety into this Note by this reference.

                 This Note has been delivered at Chicago, Illinois, and shall be governed by the internal laws, and not the choice of laws, of the State of Illinois. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, or the remaining provisions of this Note, or any provision of the Loan Agreement or any other agreement between the undersigned and Lender.

                                        KOSS CORPORATION


                                        By:_____________________________________


                                        Title:__________________________________



                                        ATTEST:


                                        By:_____________________________________


                                        Title:__________________________________

                                  EXHIBIT 4(E)
                                     LIENS


Secured Party                                                  Collateral

Advanta Leasing Corp.                      Micro general 1080
2 Echelon Plaza, Suite 300                 Manifest with remote platform;
Voorhees, NY 08043                         2 80-column printers

IBM Credit Corporation                     IBM equipment referenced on IBM
Dept. C4D MS 7                             Sup #146941 dated 5/28/92,
290 Harbor Drive                           including all additions,
Stamford, CT 06904                         accessions and upgrades

First United Leasing Corp.                 1 Premier 367 Parcel Express
100 Corporate North                        Manifest with 8865 Scale NS
Bannockburn, IL 60015                      0036, 9938 Accum Printer S.N.
                                           4092, 7214, Label Printer S.N.
                                           02406, 7325 Document Printer
                                           (lease)

M&I Madison Bank                           Canon Fax L770, S.M. UBJI1723
(assignee of Madison Leasing               and 1 toner cartridge
 Co., Inc.)
P.O. Box 1129
2101 W. Beltline Highway
Madison, WI 53701

                                  EXHIBIT 4(I)
                                     TAXES


                                      NONE

                                 EXHIBIT 4 (G)
                                   Litigation


1. AM Transportation, Inc. v. Koss Corporation and Michael F. Moore, Case No. 94 L 533 (Illinois).

     a.    Count I -- Slander Per Se

           Plaintiff seeks $200,000 from each defendant for injury to its reputation and other compensatory damages, and $500,000 from each defendant in punitive damages, plus attorneys' fees and costs.

     b.    Count II -- Slander Per Quod

           Plaintiff seeks not less than $200,000 from each defendant as compensatory damages, and $500,00 from each defendant in punitive damages, plus attorneys' fees and costs.

     c. Count III -- Wrongful Interference With Ongoing Business Relationship and Contractual and Economic Expectancy.

           Plaintiff seeks from defendant Michael F. Moore an amount in excess of $200,000 in lost business and other damages, and $500,000 in punitive damages, plus attorneys' fees and costs.

     Koss Corporation carried a Commercial General Liability Policy with Home Insurance Company with coverage limits of $1,000,000 per occurrence and no deductible. Home Insurance Company has accepted the defense of this action on behalf of Koss Corporation and Michael F. Moore but has advised that the general liability policy does not cover punitive damages.

     Koss Corporation also carried a Supercover Umbrella Excess Liability Policy with Fireman's Fund Insurance Company with coverage limits of $10,000,000 and no deductible. This policy provides the first layer umbrella/excess liability coverage over the general liability policy with Home Insurance Company, subject to the same denial of coverage for punitive damages by Home Insurance Company under the general liability policy.

     In addition, Koss Corporation carried an Executive Protection Policy with Federal Insurance Company, with coverage limits of $3,000,000 for each loss, and a $250,000 deductible. Federal Insurance Company has admitted coverage subject to a reservation of rights and a denial of coverage for punitive damages.

     This case is still in the discovery phase.

     2.    Dorothy Harris v. Koss Corporation, Case No. 94-CV-012542
           (Wisconsin).

           Plaintiff was an employee of a company that is not affiliated with Koss Corporation but that occupies space in the same building. Plaintiff slipped in the parking lot leased by Koss Corporation. Home Insurance Company has accepted the defense of this case on behalf of Koss Corporation. Policy limits are $1,000,000 per occurrence with no deductible.

     3.    Jose v. Alvarez v. Koss Corporation,
           EEOC Charge No. 260941103
           ERD Case No. 9453251

                      and

           Melania Alvarez v. Koss Corporation
           EEOC Charge No. 260941102
           ERD Case No. 9453252

           Both cases alleges the claimants were terminated based on their national origin. Both claimants were employees of temporary employment agencies and were assigned to work at Koss Corporation. Both claimants failed to show up for work on several occasions without notice. Potential exposure includes reinstatement and back pay. Claimants could also pursue compensatory damages in state or federal court, but this is unlikely.

                                 EXHIBIT 5.1(H)
                                 Certain Leases



     The Company leases its headquarters located at 4129 N. Port Washington Avenue, Milwaukee, Wisconsin from the Chairman of the Board, John C. Koss.

                                  EXHIBIT 4(J)
                         Defaults Under Other Arguments



                                      NONE

                                  EXHIBIT 4(M)
                                    Officers



     John C. Koss                     Chairman

     Michael J. Koss                  President
                                      Chief Executive Officer
                                      Chief Operating Officer
                                      Chief Financial Officer

     John C. Koss, Jr.                Vice President - Sales

     Sujata Sachdeva                  Vice President - Finance

     Richard W. Silverthorn           Secretary and General Counsel

                                  EXHIBIT 4(N)
                                   Insurance



List all property and casualty insurance policies.

     Insurer's Name(s)
     Policy Number(s)
     Expiration Date(s)
     Amount(s) of Coverage
     Type(s) of Coverage
     Annual Premium(s)

                                    EXHIBITS

                                       TO

                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                                KOSS CORPORATION

                                      AND

                             LASALLE NATIONAL BANK

                            DATED FEBRUARY 17, 1995

                                  EXHIBIT 4(N)
                                   INSURANCE


1.   Business Auto Coverage

     Insurer's Name:                 CNA (Transportation Insurance Co.)
     Underlying Insurers:            Transcontinental,
                                     Transportation, Twin City Fire
                                     as indicated in Declaration
     Policy Number:                  A1 30606700
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          $4,728.00


2.   Umbrella Coverage

     Insurer's Name:                 CNA (Transportation Insurance Co.)
     Policy Number:                  A1 30606714
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          $7,850.00


3.   Commercial General Liability Coverage

     Insurer's Name:                 CNA (American Casualty Co. of
                                     Reading, Pa.)
     Policy Number:                  P1 30606681
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          $17,261.00


4.   Commercial Property Coverage

     Insurer's Name:                 CNA (American Casualty Co. of
                                     Reading, Pa.)
     Policy Number:                  P1 30606681
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          Premium is part of $17,261 premium
                                     for general liability policy (See #3)

5.   Employee Benefits Liability Coverage

     Insurer's Name:                 CNA (American Casualty Co. of
                                     Reading, Pa.)
     Policy Number:                  P1 30606681
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          Premium is part of $17,261 premium
                                     for general liability policy (See #3)

6.   Commercial Inland Marine Coverage

     Insurer's Name:                 CNA (American Casualty Co. of
                                     Reading, Pa.)
     Policy Number:                  P1 30606681
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          Premium is part of $17,261 premium
                                     for general liability policy (See #3)

7.   Commercial Crime Coverage

     Insurer's Name:                 CNA (American Casualty Co. of
                                     Reading, Pa.)
     Policy Number:                  P1 30606681
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          Premium is part of $17,261 premium
                                     for general liability policy (See #3)

8.   Mini and Micro Computer Systems Coverage

     Insurer's Name:                 CNA (American Casualty Co. of
                                     Reading, Pa.)
     Policy Number:                  P1 30606681
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          Premium is part of $17,261.00
                                     premium under general liability
                                     policy (See #3 above)

9.   Signs Coverage

     Insurer's Name:                 CNA (American Casualty Co. of
                                     Reading, Pa.)
     Policy Number:                  P1 30606681
     Expiration Date:                8/31/95
     Amount(s) of Coverage:          See Attached Declaration
     Type(s) of Coverage:            See Attached Declaration
     Total Annual Premiums:          Premium is part of $17,261.00
                                     premium under general liability
                                     policy (See #3 above)


10.  Workers Compensation Coverage

     Insurer's Name:                 ITT Hartford
     Policy Number:                  83WBAS7673
     Expiration Date:                8/31/95
     Type(s) of Coverage:            Statutory
     Amount(s) of Coverage:          Statutory
     Total Annual Premiums:          $50,595.00


11.  Industrial Risk Insurance Package (IRI)

     Insurer's Name:                 Industrial Risk Insurance Company
     Policy Number:                  022742
     Expiration Date:                8/31/95
     Type(s) and Amount(s)
      of Coverage:                   Real & Personal Property-$15,127,000
                                     Business Interruption-$31,750,000
     Total Annual Premiums:          $27,127.00

12.  Directors and Officers Policy

     Insurer's Name:                 Federal Insurance Company (Chubb)
     Policy Number:                  81199099C
     Expiration Date:                5/23/95
     Amount(s) of Coverage:          $5,000,000
     Type(s) of Coverage:            Director and Officer Liability

                               EXHIBIT 6.1(A)(vi)
                               OPINION OF COUNSEL
                   [WHYTE HIRSCHBOECK DUDEK S.C. LETTERHEAD]




                               February 17, 1995



LaSalle National Bank
120 South LaSalle Street
Chicago, Illinois 60603

Gentlemen:

     We have acted as counsel for Koss Corporation, a Delaware corporation ("Borrower"), in connection with the execution of that certain Loan Agreement (the "Loan Agreement") by and between you and the Borrower dated the date first above written. All capitalized terms used herein, not defined herein, shall have meanings ascribed thereto in the Loan Agreement.

     We are rendering this opinion pursuant to Section 6.1(A)(vi) of the Loan Agreement.

     In rendering this opinion, we have conferred with and have made inquiry of officers of Borrower and have examined the originals or copies certified to our satisfaction of the Documents, the Charter (Articles of Incorporation), minute books and stock record books of Borrower, and such other documents that have been made available to us for purposes of this opinion. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to our opinion, we have relied upon a certificate of an officer of Borrower (the "Officer's Certificate") and certificates from governmental agencies.

     On the basis of the foregoing, it is our opinion that:

     1. Borrower is duly incorporated and in good standing under the laws of the State of Delaware. Borrower is current in the filing of its Annual Report in Wisconsin and is a foreign corporation authorized to transact business in Wisconsin.

     2. Borrower has the full corporate power and corporate authority to execute, deliver, and perform its obligations under, the Documents.

     3. The execution and delivery of the Documents and the performance by Borrower of its obligations thereunder have been

WHYTE HIRSCHBOECK DUDEK S.C.


  LaSalle National Bank
  FEBRUARY 17, 1995
  Page 2


duly authorized and approved by all necessary corporate action, and have received all necessary governmental or regulatory approval.

     4. The execution and delivery of the Documents and the performance by Borrower of its obligations thereunder do not (a) violate any presently existing and applicable law, statute, or regulation of the United States or of Wisconsin except where such violation would not have a material adverse effect on the assets, financial condition, or operations of Borrower, or (b) to our knowledge, constitute a breach of any term or condition of any document or agreement binding upon Borrower, or (c) to our knowledge, result in a violation of any order or decree of any court or governmental agency.

     5. The Documents (a) constitute the legal, valid and binding obligations of Borrower, and (b) are enforceable against Borrower in accordance with their terms.

     6. To our knowledge, there are no judgments outstanding against Borrower.

     7. To our knowledge, Borrower is not in default with respect to any order, writ, injunction or decree of any court.

           The opinions set forth herein are subject to the following assumptions and qualifications:

           A. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is, with your permission, based solely on the Officer's Certificate and the current conscious awareness of facts or other information of the attorneys currently with this firm who have represented Borrower in connection with the transactions contemplated by the Loan Agreement.

           B. Our opinion as to the enforceability of any of the Documents is limited by:

           (i) Applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other similar laws and judicially developed doctrines related thereto now or hereafter in effect relating to or affecting creditors' rights and remedies generally;

           (ii) General principles of equity, regardless of whether such enforcement is considered in a proceeding in

WHYTE HIRSCHBOECK DUDEK S.C.


  LaSalle National Bank
  February 17, 1995
  Page 3


     equity or at law, including the availability of specific performance, injunctive relief and other equitable remedies; and

           (iii) The possibility that certain remedies, waivers, and other provisions of the Agreement and Loan Documents may not be enforceable; nevertheless, such unenforceability will not render the Documents invalid as a whole or preclude (i) the judicial enforcement of the obligation of the Borrower to repay the principal, together with interest thereon (to the extent not deemed a penalty) as provided in the Note, or (ii) the acceleration of the obligation of the Borrower to repay such principal, together with such interest, upon a material default in a material provision of the Loan Agreement.

           C. We express no opinion regarding the enforceability of provisions relating to prepayment penalties and late payment fees, grant of power of attorney to the Lender, the establishment of fiduciary relationships, obligations of indemnification or contribution, or waiver of trial by jury.

           D. We express no opinion regarding the enforceability of provisions relating to conflicts of laws, choice of law provisions, or consent to service, jurisdiction or venue.

           E. We have not reviewed and do not opine as to: (i) compliance of the Property with applicable zoning, health, safety, building, environmental, land use or subdivision laws, ordinances, codes, rules or regulations; or (ii) labor, pension and employee benefit laws, rules and regulations.

           Except as expressly set forth herein, our opinion is limited to the laws of the United States and the laws of the State of Wisconsin in effect on the date hereof as they presently apply. This opinion is given as of the date hereof, it is intended to apply only to those facts and circumstances which exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, any changes in laws which may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date of this opinion which would alter the opinions rendered herein.

           This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly

WHYTE HIRSCHBOECK DUDEK S.C.


  LaSalle National Bank
  February 17, 1995
  Page 4


contained herein. These opinions are being provided solely for the purpose of complying with the requirements of Section 6.1(A)(vi) of the Loan Agreement, and are being rendered solely for the benefit of the addressee. This letter may not be used or relied upon for any other purpose, or furnished to, used by or referred to by any other party, or copied, quoted or referred to in any other report or document, or filed with any governmental authority, without our prior written consent.

                                     Very truly yours,

                                     WHYTE HIRSCHBOECK DUDEK S.C.



                                     By: _________________________________
                                         Richard W. Silverthorn

                                  EXHIBIT 9.18

Exhibit 9.18 sets forth a legal description of the property located at 4129 N. Port Washington Avenue (Parcel 1) and 4189 N. Port Washington Avenue (Parcel
2).  Koss Corporation occupies certain portions of Parcel 1 and Parcel 2.

PARCEL 1

All that part of Lots 1 to 5 inclusive in Block 3 in Kriz Park, being a Subdivision of a part of the South West 1/4 of Section 5, in Township 7 North, Range 22 East, in the City of Milwaukee and that part of Lots 1 - 7 - 8 - 9 - 12 and 13 in Block 3 in H. A. Schwartzburg's Subdivision in the South West 1/4 of Section 5, in Township 7 North, Range 22 East, in the City of Milwaukee and all that part of the South West 1/4 of Section 5, in Township 7 North, Range 22 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin, bounded and described as follows: Commencing at a point in the North line of
H. A. Schwartzburg's Subdivision 60.0 feet West of the East line of said 1/4 Section; thence Westerly along said North line 615.60 feet to the North East corner of Lot 1, Block 3 of said Subdivision; thence Southerly along the East line of said Lot 1, 13.5 feet to a point; thence Westerly and parallel to the North line of said Lot 1, 120.0 feet to a point; thence Northerly along the West line of said Lot 1, 13.5 feet to a point; thence Westerly along the North line of said H. A. Schwartzburg's Subdivision 20.0 feet to a point; thence Southerly along the East line of Lots 13, 12 and 7 of Block 3 of said Subdivision 103.8 feet to a point; thence Westerly and parallel to the North line of said Lot 7, 19.08 feet, thence Southerly and parallel to the East line of said Lot 7, 27.50 feet, thence Northwesterly 191.11 feet to a point in the North line of Lot 13 of said H. A. Schwartzburg's Subdivision which point, is
1.50 feet East of the North West corner of said Lot 13; thence Easterly along the North line of said Lot 13, 8.83 feet to a point; thence Northwesterly 51.48 feet to a point in the center line of vacated N. 8th Street which point is
186.69 feet South of the North line of Kriz Park extended East; thence South along the center line of N. 8th Street as vacated, 7.97 feet to a point; thence North 39 degrees 46' 30" West 38.46 feet to a point; thence North 19 degrees 28' 30" West 174.73 feet to a point in the North line of said Kriz Park;
thence Easterly along the North line of said Kriz Park and its extension East 1018.01 feet to the point in the Southwesterly right of way line of the C.M. St. P. & P. R.R.; thence Southeasterly along said right of way line 9.35 feet to a point; thence Southerly along the West line of North Port Washington Road
216.77 feet to the place of commencement.
Also, that part of the South West 1/4 of Section 5, in Township 7 North, Range 22 East in the City of Milwaukee, County of Milwaukee, State of Wisconsin described as follows: Commencing at the North line of H. A. Schwartzburg's Subdivision and 33 feet West of the East line of said 1/4 Section; thence West 27 feet; thence North 216.77 feet; thence South East along the South West line of the Chicago, St. Paul and Pacific Railroad right of way to the West line of North Port Washington Avenue; thence South to the place of beginning.

Tax Key No. 243-9998-111-1
Address:  4129 N. Port Washington Avenue


PARCEL 2

That part of the South West 1/4 of Section 5, in Township 7 North,
Range 22 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin, lying West of the right of way of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company, which is bounded and described as follows:
Beginning at an old stone monument where a line 1239.48 feet North of and parallel to the South line of said 1/4 Section intersects the Southwesterly line of the right of way of the Chicago, Milwaukee, St. Paul and Pacific Railroad; thence due West on a line 1020.47 feet to a point in the Easterly line of the North-South Expressway right of way which is on the North line of and 60.00 feet West of the Northeast corner of Lot 1 in Block 3 in Kriz Park, a recorded Subdivision; thence North 18 degrees 11' 05" West along said right of way line 63.15 feet to a point which is 80.00 feet West of and 60.00 feet North of the Northeast corner of Lot 1 in Block 3 in Kriz Park; thence North 36 degrees 20' 57" West along said right of way line 185.00 feet to a point which is 209.00 feet North of the North line of Kriz Park; thence due West and parallel to the North line of Kriz Park 245.00 feet to a point in the Westerly line of said right of way, which is 209.00 feet North of and 30.00 feet East of the Northeast corner of Lot 20 in Block 2 in Kriz Park; thence South 13 degrees 45' 30" West along the Westerly line of said right of way 128.69 feet to a point on the extended East line of Lot 20 in Block 2 in Kriz Park; thence South 00 degree 16' 40" West on the extension of the East line of Lot 20 in Block 2 in Kriz Park 34.00 feet to a point; thence West on a line 50.00 feet North of and parallel to the North line of Kriz Park 40.00 feet to a point; thence North 00 degree 16' 40" East 38.92 feet to a point; thence North 13 degrees 45' 30" East 290.12 feet to a point; thence North 89 degrees 47' 10" East 70.32 feet to a point in the Westerly line of State of Wisconsin Highway Easement Parcel No. 396, being the Westerly line of a North-South Expressway; thence Northerly on said Westerly expressway easement line 257.41 feet on an arc whose center is to the East, whose radius is 1702.02 feet and whose chord bears North 07 degrees 40' 47" East 257.17 feet to a point; thence South 89 degrees 53' 08" East 796.95 feet to a point in the Westerly line of said Railroad right of way; thence Southeasterly along said right of way line 498.66 feet on the arc of a curve whose center lies to the South West, whose radius is 3514.92 feet and whose chord bears South 39 degrees 55' 21" East 498.23 feet to a point; thence South 35 degrees 51' 30" East along said right of way line 298.78 feet to the point of beginning.

(Tax Key No. 243-9994-116-0)
Address:  4189 N. Port Washington Avenue